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                                                          FOR IMMEDIATE RELEASE
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Contact: Mickey Foster
         Vice President
         Corporate and Investor Relations
         (732) 933-5140

                         MILLENNIUM CHEMICALS ANNOUNCES
                         ------------------------------
                          FURTHER COST SAVINGS ACTIONS
                          ----------------------------

                --IDLING SULFATE-PROCESS TITANIUM DIOXIDE PLANT--
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                  --RERATING CHLORIDE-PROCESS PLANT CAPACITY--
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                    --REDUCING GLOBAL WORKFORCE TEN PERCENT--
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                   --TAKING ONE-TIME $30 MILLION 2Q01 CHARGE--
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London,  England  and Red Bank,  New  Jersey,  June 28,  2001 -  Millennium
Chemicals (NYSE - MCH) ("Millennium") announced today that as party of its previously announced initiative to accelerate cost savings, it will idle its sulfate-process titanium dioxide (TiO2) facility at Hawkins Point, Maryland and reduce its worldwide workforce by approximately 10%.

IDLING ONE TIO2 PLANT, RERATING TWO OTHERS
------------------------------------------

Millennium will idle its high-cost 44,000 metric tons per year, sulfate-process TiO2 plant in Hawkins Point, Maryland for an indefinite period on September 1, 2001. The idled plant primarily serves the U.S. paper industry. Customers will not be impacted by this action, as they will be provided product from Millennium's other TiO2 plants. This action will lower global manufacturing costs per metric ton. Millennium's 50,000 metric tons per year chloride-process plant at Hawkins Point will continue to operate. As a result of recent minor bottlenecking and demonstrated operating results, the chloride-process TiO2 plants in Kemerton, Australia and Ashtabula, Ohio have been re-rated, increasing capacity by 10,000 and 12,000 metric tons per year, respectively. Millennium's annual TiO2 capacity is now 690,000 metric tons per year, or 3% less than before these actions, of which 73 percent utilize chloride-process technology.

GLOBAL WORKFORCE REDUCTION
--------------------------

In order to streamline the cost structure at existing operations and to optimize cash flow from its more mature businesses, Millennium is reducing its 4,300 global workforce by about 10 percent, including 250 employees at the Hawkins Point facility.

FINANCIAL IMPACT
----------------

As a result of these actions, Millennium will incur one-time charges in the second quarter of 2001 of approximately $30 million, including $10 million of non-cash asset impairment charges. Cost savings associated with these steps are expected to exceed $25 million annually. Millennium plans to release second quarter results on Thursday, July 26, 2001.

Millennium   Chemicals   (website:   www.millennium   .com)   is  a   major
international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals.

Millennium Chemicals is:

o the second largest producer of TiO2 in the world and a leading producer of titanium tetrachloride, and other products, including cadmium/selenium pigments and silica gel;
o the second-largest producer of acetic acid and vinyl acetate monomer in North America, and through its partnership interest in La Porte Methanol Company, LP, a partner in a leading U.S. producer of methanol;
o         a leading producer of fragrance chemicals; and
o through its partnership interest in Equistar Chemicals, LP, a partner in the second-largest producer of ethylene, and the third-largest producer of polyethylene in North America and a leading producer of ethylene oxide and its derivatives and high value-added specialty polymers.

The aforementioned statements relating to matters that are no historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, future global economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings. In addition, the information presented here is intended to be accurate as of this date. Forward-looking information is intended to reflect the opinions as of this date; and, such information will not necessarily be updated by the Company.